EXHIBIT 32.1


      CERTIFICATE PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


      I, Craig Crawford, certify to the best of my knowledge and belief pursuant to Section 906 of Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) that:

(1)   The Quarterly Report on Form 10-QSB for the period ended June 30,
      2004, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report on Form 10-QSB fairly presents, in all material respects, the financial condition and result of operations of the Registrant.


Date:  September 16, 2004


/s/ CRAIG CRAWFORD
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Principal Executive Officer and
Principal Accounting Officer